Exhibit 5

CRANMORE, FITZGERALD & MEANEY

ATTORNEYS AT LAW

49 WETHERSFIELD AVENUE

HARTFORD CONNECTICUT 06114-1102

860-522-9100

FAX NO.

860-522-3379

July 12, 2006

Board of Directors

Beverly National Corporation

240 Cabot Street

Beverly, Massachusetts 01915

Re:	Registration Statement on Form S-1

File No. 33-134317

Relating to 805,000 Shares of Common Stock of Beverly National Corporation

Ladies and Gentlemen:

As counsel for Beverly National Corporation, a Massachusetts corporation (the “Corporation”), we are furnishing you with this opinion in connection with the issuance of a maximum of Eight Hundred Five Thousand (805,000) shares of Common Stock of the Corporation (the “Shares”) pursuant to the above-referenced Registration Statement.

As counsel to the Corporation, we have examined the Registration Statement and such other documents as we have deemed necessary or appropriate in order to express the opinion set forth below. In connection with our opinion hereinafter given, we have examined and relied upon originals, or copies, certified or otherwise, identified to our satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives, and such other documents as we have deemed relevant and necessary as a basis for such opinion. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares, when issued as contemplated by the Registration Statement, will be duly authorized and legally issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/    CRANMORE, FITZGERALD & MEANEY

Cranmore, FitzGerald & Meaney